Exhibit 10.17

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2002, between Rackable Systems. Inc., a Delaware corporation (formerly known as Rackable Corporation) (the “Company”) and Giovanni Coglitore (“Executive”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending on the earlier of (i) the five (5) year anniversary of the date hereof (unless extended by mutual agreement of the parties) or (ii) as provided in Section 4 hereof (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive shall serve as Chief Technology Officer of the Company, or in such other senior executive position as the Company’s Board of Directors (the “Board”), in its sole discretion, may designate from time to time, subject in each such case, to the overall direction and authority of the Board. In addition, and without further compensation, Executive shall serve as a director and/or senior executive officer of one or more of the Company’s Affiliates if requested by the Board and so elected or appointed.

(b) Executive shall report to the Board or its designee, and Executive shall devote his best efforts and his full business time, business judgment, skill, knowledge and attention to advancing the business and affairs of the Company and its Affiliates as the Board or its designee may from time to time direct and to the discharge of his duties and responsibilities hereunder, with the understanding that Executive will also devote a certain amount of time and attention to personal investment activities, non-profit and/or charitable organizations (but excluding employment with any business other than the Company) so long as such activities do not interfere with Executive’s performance of his duties hereunder.

3. Base Salary and Benefits.

(a) During the Employment Period, Executive’s base salary shall be $150,000 per year (the “Base Salary”), which salary shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to required withholding. The Base Salary shall be reviewed by the Board at least once every twelve (12) months.

(b) Executive shall be eligible to be included in all employee benefit plans, programs, arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health and life insurance, automobile (or automobile allowance), vacation and paid holidays) to the

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extent established by the Company for, or made available to all its senior executives. The Company further agrees that it shall, at all times during the Employment Period (and during the Additional Employment Term, if any) so long as the California Small Group Reform AB 1672 (January 15, 1993) attached hereto as Exhibit B is in effect and available to the Company as on the date hereof, it shall (i) use reasonable efforts to continue to maintain in full force and effect the Blue Shield Preferred Plan and Blue Shield Access+ HMO Health Plan (the “Current Plans”) as currently maintained by the Company, so long as such plans are available to the Company (it being understood that, events such as changes in applicable law, eligibility requirement changes made by Blue Shield and the cancellation of the plans by Blue Shield may render such plans unavailable to the Company) and (ii) if any coverage under the Current Plans are no longer available to the Company, use its commercially reasonable best efforts at no greater incremental cost to the Company relative to the Current Plans to put into effect a plan that is contains substantially comparable health insurance coverage for Executive and his eligible dependents as such Persons receive under the Current Plans, as then in effect, including efforts to obtain coverage for health care services and treatments by those physicians, hospitals, clinics, medical groups and other medical facilities from which the Executive and his dependent family members currently receive treatment.

(c) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

4. Term; Severance.

(a) The Employment Period shall begin on the date hereof and shall terminate upon the earlier of (i) the five (5) year anniversary of the date hereof (unless extended by the mutual agreement of the parties), (ii) Executive’s resignation, death or Disability, (iii) the termination by the Company at any time without Cause or by Executive for Good Reason and (iv) the termination by the Company at any time with Cause or by Executive without Good Reason.

(b) If the Employment Period is terminated by the Company without Cause or by Executive for Good Reason, the Company shall provide, and the Executive shall be entitled to receive the following enumerated benefits: (i) a lump sum equal to three (3) months of his Base Salary; and (ii) payment of COBRA premiums for the Executive and his covered dependents for a period of six (6) months after the end of the Employment Period (collectively, the “Severance Benefits”). Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this Section 4(b) during such times as Executive has, directly or indirectly, taken any action described in Sections 5, 6 or 7 hereof. As a condition to the Company’s obligations (if any) to make severance payments pursuant to this Section 4(b), Executive will execute and deliver a general release for the benefit of the Company in form and substance mutually satisfactory to the Company and Executive. Subject to the foregoing, Severance Benefits will be due and payable within five (5) days of the execution of the aforementioned general release.

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(c) If the Employment Period is terminated for any reason other than by the Company without Cause or by Executive for Good Reason, the Company shall provide, and Executive shall be entitled to receive payment by the Company of Executive’s and his eligible dependents’ COBRA health continuation coverage premiums as described in Section 3(b) above for a period of six (6) months following the Termination Date (the “Minimum Severance Benefit”). The Minimum Severance Benefit will commence immediately following the Termination Date, but will be subject to cancellation if Executive does not execute and deliver a general release in favor of the Company in form and substance mutually satisfactory to the Company and Executive within twenty (20) days after the Termination Date.

(d) Except as set forth in Section 4(g) below, if the Employment Period ends for any other reason than termination by the Company without Cause or by Executive for Good Reason, Executive shall be only entitled to receive his Base Salary through the date of termination.

(e) In the event that the Employment Period is terminated (i) by the Company pursuant to Section 4(a)(iii) or (ii) due to Executive’s Disability, notwithstanding the Severance Benefits or Minimum Severance Benefits that the Executive may be entitled to receive pursuant to Sections 4(b) and 4(c) above. Executive may, (i) by providing written notice to the Company within fifteen (15) days following the date of such termination, and (ii) provide the Company with reasonably sufficient evidence satisfactory to the Company that Executive will continue to be eligible pursuant to the Company’s heath insurance plan, elect to continue his employment with the Company during the “Additional Employment Term” (as defined below) as an employee of the Company. The Additional Employment Term shall begin on the date of such termination and terminate on the earlier of (i) two (2) years from the date of such termination, (ii) Executive’s death or resignation, or (iii) termination by the Company at any time with Cause. Such Additional Employment Term shall otherwise be subject to the same terms and conditions of employment as then in effect for employees similarly situated (and Executive shall not be entitled to receive any other benefits from the Company provided hereunder in connection with such employment); provided that Sections 5, 6, 8 and 10 through 24 shall remain in effect; and provided further that all vesting on any stock options (if any) shall cease. During such Additional Employment Term, the Company will use its commercially reasonable efforts to make available sufficient administrative or non-executive capacity tasks to be completed by the Executive, at a compensation level equal to the applicable minimum wage rate then in effect, so that the Executive and his covered dependents shall be eligible to participate in the Company’s group health insurance plan. Executive’s and his covered dependents’ continued eligibility under the Company’s health insurance plan during the Additional Employment Term is contingent on the Executive performing the requisite number of hours of service on an ongoing basis as required under the eligibility provisions of the health insurance contract and the fulfillment of any other eligibility requirements pursuant to such health insurance contract and applicable law. If Executive continues his employment with the Company pursuant to this Section 4(e), he shall not be entitled to that portion of the Severance Benefits described in Section 4(b)(ii) or the Minimum Severance Benefits set forth in Section 4(c) above. Notwithstanding any provision to the contrary herein, the provisions of this Section 4(e) shall terminate and be of no further force and effect following (i) the three-year anniversary of the date hereof or (ii) the consummation of a Sale of the Company.

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(f) Except as otherwise provided above, all of Executive’s rights to benefits and compensation (including, without limitation, bonuses) hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination.

5. Confidential Information, Inventions and Intellectual Property Rights; Non-Disparagement; Confidentiality of Terms.

(a) Executive hereby acknowledges and reaffirms all of his liabilities and obligations under that certain Invention and Non-Disclosure Agreement, dated as of the date hereof, by and between the Company and Executive and attached hereto as Exhibit A.

(b) Executive agrees that Executive shall not, at any time, whether during or after Executive ceases to provide services to the Company or any of its Affiliates, make or publish any untruthful statement (orally or in writing) that intentionally libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes libel or slander) of the Company, any Subsidiary, RSI or any of their Affiliates, or its other officers, managers, directors, partners or investment professionals. Executive acknowledges that he, as part of his employment hereunder, is responsible for preserving the goodwill or reputation of the aforementioned parties.

(c) The Company agrees that it shall direct its senior officers to not, at any time, whether during or after Executive ceases to provide services to the Company or any of its Affiliates, make or publish any untruthful statement (orally or in writing) that intentionally libels, slanders, disparages or otherwise defaces the goodwill or reputation (whether or not such disparagement legally constitutes libel or slander) of the Executive.

(d) Executive agrees, subject to applicable law, to treat with confidentiality the terms of this Agreement and to not disclose or discuss or release any such terms to any person or entity (except Executive’s attorneys, accountants and other consultants and Executive’s spouse who agree to keep such information confidential) without the consent of the Board.

6. Non-Solicitation.

(a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company or any of its Affiliates he shall become familiar and during his employment with the Company and RSI prior to the date hereof he has become familiar with RSI’s and the Company’s trade secrets and with other Confidential Information and Work Product concerning the Company, its Affiliates and RSI, including, without limitation, Confidential Information and Work Product and that his services have been and shall be of special, unique and extraordinary value to the Company, its Affiliates and RSI. Therefore, Executive agrees that during the period beginning on the date hereof and ending on the two (2) year anniversary of the termination of the Employment Period (the “Non-solicitation Period”), he shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company (or any of its Subsidiaries or any of

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its other Affiliates to which Executive provides executive services (each Subsidiary and Affiliate, together with RSI, a “Designated Affiliate”) to leave the employ of the Company or such Designated Affiliate; (ii) hire or employ any person who was an employee of the Company or any Designated Affiliate at any time during the Employment Period, provided that such restriction shall not apply to any person who was not an employee of the Company or a Designated Affiliate for a twelve-month period prior to the making of such offer to hire; (iii) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any Designated Affiliate with respect to products and/or services that are or have been provided by the Company or such Designated Affiliate during the twelve-month period prior to the termination of the Employment Period, or which the Company or its Designated Affiliate is currently in the process of developing; or (iv) induce or attempt to induce any customer. supplier, licensee, licensor or other business relation of the Company or any of its Designated Affiliates to cease doing business with the Company or such Designated Affiliate. For the purposes of this Agreement, “RSI” shall mean Rackable Systems, Inc. and its predecessors, the predecessor in interest to the Company’s business.

(b) Executive acknowledges that, in the course of his employment with the Company and RSI, he has and will become familiar with the Confidential Information and Work Product of the Company and its Designated Affiliates. Executive further acknowledges that the scope of the business of the Company and its Designated Affiliates is independent of location (such that it is not practical to limit the restrictions contained in this Section 6 to a specified county, city, or part thereof) and that, therefore, as a senior executive of the Company or one of its Designated Affiliates, Executive has and will have direct or indirect responsibility, oversight or duties with respect to all of the businesses of the Company and its Designated Affiliates and its and their current and prospective employees, vendors, customers, clients and other business relations, and that, accordingly, the restrictions contained in this Section 6 are reasonable in all respects and necessary to protect the goodwill and Confidential Information and Work Product of the Company and its Designated Affiliates and that, without such protection, the Company’s and its Designated Affiliates’ customer and client relations and competitive advantage would be materially adversely effected. It is specifically recognized by Executive that his services to the Company and its Designated Affiliates are special, unique, and of extraordinary value, that the Company and its Subsidiaries have a protectable interest in prohibiting Executive as provided in this Section 6, that Executive is significantly responsible for the growth and development of the Company and its Designated Affiliates and the creation and preservation of their goodwill, and that money damages are insufficient to protect such interests. that such prohibitions would be necessary and appropriate without regard to payments being made to Executive hereunder, and that the Company would not enter this Agreement with Executive without the restrictions contained in this Section 6. Executive further acknowledges that the restrictions contained in this Section 6 do not impose an undue hardship on him and. since he has general business skills which may be used in industries other than that in which each of the Company and its Designated Affiliates conduct their business and do not deprive Executive of his livelihood. Executive agrees that each provision of this Section 6 shall be interpreted in such manner as to be effective and valid under applicable law, put if any provision of this Section 6 is held to be invalid, illegal or unenforceable in any respect under any applicable law by which this

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Agreement is governed, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

7. Enforcement. If, at the time of enforcement of Section 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, and for the other reasons set forth herein, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of any of Section 5 or 6 of this Agreement that is continuing, the Company, its successors or assigns and any third-party beneficiary to this Agreement may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of Section 6, the Non-Solicitation Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in this Section 7 are reasonable. The enforceability and scope of this Agreement shall not be limited on the ground that the termination of Executive’s employment was initiated by the Company.

8. Other Businesses. Except as expressly provided for herein, as long as Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Affiliates or any corporation, partnership or other Person in which the Company or any of its Affiliates has an equity interest; provided that this Section 8 shall not restrict Executive’s ability to devote a certain amount of time and attention to personal investment activities, non-profit and/or charitable organizations in accordance with Section 2(b) above (but excluding employment with, or service to, any business other than the Company).

9. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other Person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or other similar laws and general principles of equity. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

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10. Definitions.

“Affiliate” shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person. For purposes hereof, “control” means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of another Person.

“Base Salary” has the meaning set forth in Section 3(a).

“Cause” shall mean (i) the commission of a felony or other crime, in each case involving moral turpitude, (ii) the commission of any other act or omission involving fraud with respect to the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty against, with respect to, or relating to the Company having an adverse effect on the Company or any of its Affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence with respect to the Company or any of its Subsidiaries, (v) willful misconduct with respect to the Company or any of its Subsidiaries, (vi) non-satisfactory performance of Executive’s specific duties and obligations to the Company as delegated to such Executive by the Board (and the performance of which is within such Executive’s control and capacities) in the good faith determination of the Board, or (vii) any other breach of this Agreement, Section 10 of the Founders Agreement, the Invention and Non-Disclosure Agreement, or any other agreement referred to therein between the Executive and the Company or any of its Affiliates (but excluding those Transaction Documents (as defined in that certain Asset Acquisition Agreement, dated as of December     , 2002, by and among the Company and GNJ, Inc. (f/k/a Rackable Systems, Inc.)) not specifically referenced in this definition); provided that it shall only be deemed “Cause” pursuant to clauses (iv), (vi) or (vii) if Executive is given notice and fails to cure within thirty (30) days.

“Confidential Information” shall mean the information, observations and data (including, without limitation, trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical or business information) disclosed or otherwise revealed to Executive, or discovered or otherwise obtained by Executive, directly or indirectly, while employed by RSI, the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Affiliates. Confidential Information shall not include information which now or hereinafter becomes known to the public through no fault (directly or indirectly) of Executive.

“Designated Affiliate” has the meaning set forth in Section 6(a).

“Disability” shall mean any physical or mental incapacitation which results in Executive’s inability to perform his duties and responsibilities for the Company for a total of 90 days during any twelve-month period, as determined by the Board in its sole discretion.

“Employment Period” has the meaning set forth in Section 4(a).

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“Good Reason” shall mean (i) the Company’s breach of Section 3 hereof, or (ii) the relocation of Executive to a facility or location more than fifty (50) miles from Executive’s then present location, each without Executive’s express written consent, provided that it shall only be deemed “Good Reason” pursuant to clause (ii) if the Company is given notice and fails to cure within thirty (30) days.

“Non-Solicitation Period” has the meaning set forth in Section 6(a).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiaries” shall mean any Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a Person other than a corporation, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company and its Subsidiaries shall be deemed to have a majority ownership interest in a Person that is not a corporation if the Company and its Subsidiaries, on a collective basis, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

“Work Product” shall mean any and all inventions, innovations, improvements, original works of authorship, developments, concepts, methods, trade secrets, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or registrable under copyright or similar laws) which are solely or jointly conceived, developed, made or reduced to practice, or caused to be conceived, developed, made or reduced to practice, by Executive while employed by RSI, the Company or any of its Affiliates.

11. Survival. Sections 5 and 6 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed by first class mail (return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

Notices to Executive:

Giovanni Coglitore

13262 Via Blanc Ct.

Saratoga, CA 95070

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Notices to the Company:

Rackable Systems, Inc.

721 Charcot Avenue

San Jose, CA 95131

Facsimile:     (408) 321-0293

Attention:      Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

14. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Executive hereby releases the Company and its Affiliates and its and their predecessors from any obligation or liability owed by such Persons to Executive or any of his Affiliates and related persons prior to the date hereof.

15. Insurance. Each of the Company and its Affiliates, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. In addition, Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

16. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

17. Further Assurances. Executive shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

18. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the

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corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive.

19. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

20. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. It is hereby expressly agreed that the Affiliates of the Company are intended to be third-party beneficiaries to this Agreement, and are entitled to enforce the rights and remedies of the Company hereunder.

21. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the state of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

22. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (with Board approval) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

23. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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24. Dispute Resolution. Other than with respect to suits for injunctive or other equitable relief, any dispute under this Agreement shall be resolved by instituting, after thirty (30) days written notice to the other party, an arbitration to be conducted in San Francisco, California in accordance with the Commercial Arbitration Rules (except as modified below) of the American Arbitration Association and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Executive and one of whom is mutually agreeable to the arbitrators selected by the Company and Executive; provided that such arbitrators shall each be a retired judge or other qualified person with relevant experience in deciding cases concerning the matter which is the subject of the dispute. The arbitrators shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. In rendering such decision, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement and shall make their determinations in accordance therewith. Any award rendered by the arbitrators shall be final, binding and sole and exclusive with respect to the subject matter thereof and judgment may be entered on it in any court of competent jurisdiction. The losing party shall pay the fees and expenses of both parties and the arbitrators, and the arbitrators shall resolve any fee disputes. Notwithstanding the provisions of this Section 24, nothing herein shall be construed in such a manner as to prevent the Company from terminating Executive in accordance with the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

RACKABLE SYSTEMS, INC.
(F/K/A RACKABLE CORPORATION)

By:	/s/ Tom Baron
Its:	CEO

/s/ Giovanni Coglitore
Giovanni Coglitore

EXHIBIT A

Invention and Non-Disclosure Agreement